Exhibit 99.1

ALTRIA REPORTS 2018 FOURTH-QUARTER AND FULL-YEAR RESULTS;
PROVIDES 2019 FULL-YEAR EARNINGS GUIDANCE

RICHMOND, Va. - January 31, 2019 - Altria Group, Inc. (Altria) (NYSE: MO) today announces its 2018 fourth-quarter and full-year business results and provides its guidance for 2019 full-year adjusted diluted earnings per share (EPS).

“Altria closed out 2018 with excellent full-year adjusted diluted EPS growth, and we continued to reward shareholders by returning $5.4 billion in cash through dividends. PM USA stabilized Marlboro and strengthened our combustible business. We also took proactive steps that we believe uniquely position us for long-term success,” said Howard Willard, Altria’s Chairman and Chief Executive Officer. “Altria enters 2019 with an evolved business platform that includes our strong core tobacco businesses and new strategic investments with tremendous potential for growth.”

As previously announced, a conference call with the investment community and news media will be webcast on January 31, 2019 at 9:00 a.m. Eastern Time. Access to the webcast is available at www.altria.com/webcasts and via the Altria Investor app.

Altria Headline Financials[1]

($ in millions, except per share data)	Q4 2018	Change vs. Q4 2017	Full Year 2018	Change vs. Full Year 2017
Net revenues	$6,114	0.2%	$25,364	(0.8)%
Revenues net of excise taxes	$4,786	1.5%	$19,627	0.7%

Reported tax rate	26.8%	154.4 pp	25.4%	29.5 pp
Adjusted tax rate	23.1%	(3.9) pp	23.1%	(10.3) pp

Reported diluted EPS	$0.66	(74.6)%	$3.68	(30.7)%
Adjusted diluted EPS	$0.95	4.4%	$3.99	17.7%
1 “Adjusted” financial measures presented in this release exclude the impact of special items. See “Basis of Presentation” for more information.

Cash Returns to Shareholders
Dividends:

•	Altria’s current annualized dividend rate is $3.20 per share, representing an annualized dividend yield of 7.2% as of January 25, 2019.

•	Altria paid approximately $5.4 billion in dividends for the full year.

•
Altria expects to maintain a dividend payout ratio target of approximately 80% of adjusted diluted EPS. Future dividend payments remain subject to the discretion of Altria’s Board of Directors (Board).

6601 West Broad Street, Richmond VA 23230

Share Repurchase Program:

•	Altria repurchased 27.9 million shares for the full year at an average price of $60.00 per share, for a cost of approximately $1.67 billion.

•
As of December 31, 2018, Altria had approximately $345 million remaining in the current $2 billion share repurchase program, which Altria expects to complete by the end of the second quarter of 2019. The timing of share repurchases depends upon marketplace conditions and other factors, and this program remains subject to the discretion of the Board.

Transactions

•
Altria entered into an agreement to acquire newly issued shares in Cronos Group Inc. (Cronos Group), a leading global cannabinoid company, headquartered in Toronto, Canada. These shares represent a 45% equity stake for an investment of approximately $1.8 billion (approximately CAD $2.4 billion).[1] The agreement includes a warrant, if exercised in full, to acquire an additional 10% equity stake in Cronos Group at an expected cost of approximately $1.0 billion (approximately CAD $1.4 billion).[1]

◦	Altria submitted its application for regulatory review under the Investment Canada Act in late December.

◦	Cronos Group’s shareholder vote is scheduled for February 21, 2019.

◦	Altria still expects the transaction to close in the first half of 2019.

•	Altria signed and closed a $12.8 billion investment in JUUL, the U.S. leader in e-vapor, representing a 35% economic interest. Altria intends to file its application for antitrust approval shortly.

•
Altria financed the JUUL transaction through a $14.6 billion term loan facility arranged by JPMorgan Chase Bank, N.A. $1.8 billion of the facility remains undrawn and may be used by Altria to finance its investment in Cronos Group. Altria expects to access the credit and capital markets to refinance the debt prior to maturity.

1 Based on reference exchange rate of 0.757 USD / CAD at market close on January 25 as quoted by Bloomberg

Innovation

•	USSTC will present at the Tobacco Products Scientific Advisory Committee (TPSAC) meeting on February 6 and 7, 2019, related to its modified risk tobacco product application for Copenhagen Snuff.

•	PM USA is ready to deploy its initial lead market plans for IQOS upon authorization by the U.S. Food and Drug Administration (FDA).

Cost Reduction Program

•
In December 2018, Altria announced a cost reduction program that it expects will deliver approximately $575 million in annualized cost savings by the end of 2019 (Cost Reduction Program). The program includes, among other things, third-party spending reductions across the business and workforce reductions. Altria recorded pre-tax charges of $121 million in the fourth quarter of 2018 related to the program.

2019 Full-Year Guidance
Altria forecasts its guidance for 2019 full-year adjusted diluted EPS to be in a range of $4.15 to $4.27, representing a growth rate of 4% to 7% from an adjusted diluted EPS base of $3.99 in 2018, which excludes the special items in Table 1. Altria’s 2019 guidance reflects its expectation for a higher full-year adjusted effective tax rate, primarily resulting from lower dividends from AB InBev; increased interest expense from the debt incurred from the Cronos Group and JUUL transactions; savings from the Cost Reduction Program, which Altria expects to build over the course of the year to an annualized level of approximately $575 million; and increased investments related to PM USA’s lead market plans for launching IQOS, once authorized by the FDA. The guidance assumes little-to-no earnings or cash contributions from the Cronos Group and JUUL investments. Altria expects the adjusted diluted EPS growth to come in the last three quarters of 2019. In the first quarter of 2019, Altria will have the increased interest expense without the full benefits of the Cost Reduction Program and one fewer shipping day in the smokeable products segment.

This guidance range excludes estimated per share charges in 2019 of: (i) $0.04 of tax expense resulting from the Tax Cuts and Jobs Act (Tax Reform Act) related to a tax basis adjustment to Altria’s AB InBev investment; (ii) $0.04 for acquisition-related costs associated with the Cronos Group and JUUL transactions; and (iii) $0.04 for the Cost Reduction Program.

Altria expects the 2019 full-year total domestic cigarette industry volume decline rate will be in a range of 3.5% to 5%.

Altria expects its 2019 full-year adjusted effective tax rate will be in a range of approximately 23.5% to 24.5%.

Altria expects its 2019 capital expenditures to be between $225 million and $275 million and depreciation and amortization expenses of approximately $240 million.

Altria’s full-year adjusted diluted EPS guidance and full-year forecast for its adjusted effective tax rate exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, gain/loss on AB InBev/SABMiller plc (SABMiller) business combination, AB InBev special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).
Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS and its reported effective tax rate because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance or its adjusted effective tax rate forecast.
The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.
ALTRIA GROUP, INC.

See “Basis of Presentation” below for an explanation of financial measures and reporting segments discussed in this release.

Financial Performance
Fourth Quarter

•	Net revenues were essentially unchanged at $6.1 billion. Revenues net of excise taxes increased 1.5% to $4.8 billion.

•
Reported diluted EPS decreased 74.6% to $0.66, primarily driven by lower 2017 income taxes resulting from benefits from the Tax Reform Act and higher 2018 asset impairment, exit, implementation and acquisition-related costs.

•	Adjusted diluted EPS increased 4.4% to $0.95, primarily driven by lower income taxes and fewer shares outstanding, partially offset by lower adjusted equity earnings from AB InBev.
Full Year

•
Net revenues declined 0.8% to $25.4 billion, as lower net revenues in the smokeable products segment were partially offset by higher net revenues in the smokeless products segment. Revenues net of excise taxes increased 0.7% to approximately $19.6 billion.

•
Reported diluted EPS decreased 30.7% to $3.68, primarily driven by lower 2017 income taxes resulting from benefits from the Tax Reform Act; higher asset impairment, exit, implementation and acquisition-related costs;

and the 2017 gain on the AB InBev/SABMiller business combination. These results were partially offset by higher reported equity earnings from AB InBev (which included AB InBev special items) and fewer shares outstanding.

•
Adjusted diluted EPS increased 17.7% to $3.99, primarily driven by lower income taxes, fewer shares outstanding, higher adjusted equity earnings from AB InBev and higher adjusted operating companies income (OCI) in the smokeless products segment, partially offset by lower adjusted OCI in the smokeable products and wine segments and higher spending in the innovative tobacco products businesses.

Table 1 - Altria’s Adjusted Results

	Fourth Quarter			Full Year
	2018	2017	Change	2018	2017	Change
Reported diluted EPS	$0.66	$2.60	(74.6)%	$3.68	$5.31	(30.7)%
NPM Adjustment Items	—	—		(0.06)	—
Asset impairment, exit, implementation and acquisition-related costs	0.23	—		0.23	0.03
Tobacco and health litigation items	—	0.02		0.05	0.03
AB InBev special items	0.03	0.02		(0.03)	0.05
Loss (gain) on AB InBev/SABMiller business combination	—	—		0.01	(0.15)
Settlement charge for lump sum pension payments	—	0.03		—	0.03
Tax items	0.03	(1.76)		0.11	(1.91)
Adjusted diluted EPS	$0.95	$0.91	4.4%	$3.99	$3.39	17.7%
Note: For details of pre-tax, tax and after-tax amounts, see Schedules 7 and 9.

Special Items
The EPS impact of the following special items is shown in Table 1 and Schedules 7 and 9.
NPM Adjustment Items

•	For the full year 2018, Altria recorded pre-tax income of $145 million (or $0.06 per share) for NPM adjustment settlements with ten states.
Asset Impairment, Exit, Implementation and Acquisition-Related Costs

•
In the fourth quarter of 2018, Altria recorded pre-tax charges of $532 million (or $0.23 per share) related to Altria’s decision to refocus its innovative product efforts (which includes the discontinuation of production and distribution of all MarkTen and Green Smoke e-vapor products), the Cost Reduction Program, acquisition-related costs related to the JUUL transaction and the impairment of the Columbia Crest trademark.

•	For the full year 2017, Altria recorded pre-tax charges of $89 million (or $0.03 per share), primarily related to the 2016 manufacturing facilities consolidation.
Tobacco and Health Litigation Items

•
For the full year 2018 and 2017, Altria recorded pre-tax charges of $131 million (or $0.05 per share) and $80 million (or $0.03 per share), respectively, for tobacco and health litigation items, including related interest costs.

AB InBev Special Items

•
In the fourth quarter of 2018, equity earnings from AB InBev included net pre-tax charges of $69 million (or $0.03 per share), consisting primarily of Altria’s share of AB InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments.

•
For the full year 2018, equity earnings from AB InBev included net pre-tax income of $85 million (or $0.03 per share), consisting primarily of Altria’s share of AB InBev’s estimated effect of the Tax Reform Act and gains related to AB InBev’s merger and acquisition activities, partially offset by Altria’s share of AB

InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments.

•
In the fourth quarter of 2017, equity earnings from AB InBev included net pre-tax charges of $51 million (or $0.02 per share), consisting primarily of Altria’s share of a Brazilian tax item reported by AB InBev.

•
For the full year 2017, equity earnings from AB InBev included net pre-tax charges of $160 million (or $0.05 per share), consisting primarily of Altria’s share of a Brazilian tax item reported by AB InBev and Altria’s share of AB InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments.

Loss/Gain on AB InBev/SABMiller Business Combination

•
For the full year 2018, Altria recorded a pre-tax loss of $33 million (or $0.01 per share) related to AB InBev’s divestitures of certain SABMiller assets and businesses in connection with the AB InBev/SABMiller business combination.

•	For the full year 2017, Altria recorded a pre-tax gain of $445 million (or $0.15 per share) related to AB InBev’s divestitures described above.
Settlement Charge for Lump Sum Pension Payments

•
In the fourth quarter of 2017, Altria recorded a one-time pre-tax settlement charge of $81 million (or $0.03 per share) related to lump sum payments made in connection with a voluntary, limited-time offer to former employees with vested benefits in the Altria Retirement Plan who had not commenced receiving benefit payments and met certain other conditions.

Tax Items

•
In the fourth quarter of 2018, Altria recorded income tax charges of $45 million (or $0.03 per share) primarily related to a tax basis adjustment to Altria’s AB InBev investment and an adjustment to the provisional estimates for the repatriation tax.

•
For the full year 2018, Altria recorded income tax charges $197 million (or $0.11 per share) primarily related to a tax basis adjustment to Altria’s AB InBev investment, a valuation allowance on foreign tax credit carryforwards that are not realizable and an adjustment to the provisional estimates for the repatriation tax.

•	In the fourth quarter of 2017, Altria recorded income tax benefits of $3.4 billion (or $1.76 per share) primarily related to the Tax Reform Act.

•
For the full year 2017, Altria recorded income tax benefits of $3.7 billion (or $1.91 per share) primarily related to the Tax Reform Act, the release of a valuation allowance on foreign tax credit carryforwards and a federal income tax audit closure.

SMOKEABLE PRODUCTS

Revenues and OCI
Fourth Quarter

•	Net revenues increased 0.4%, as higher pricing and lower promotional investments were mostly offset by lower shipment volume. Revenues net of excise taxes increased 1.9%.

•
Reported OCI was essentially unchanged, as higher pricing, lower tobacco and health litigation items and lower promotional investments were offset by higher costs (including investments in strategic initiatives and higher asset impairment, exit, implementation and acquisition-related costs) and lower shipment volume.

•
Adjusted OCI increased 1.8%, as higher pricing and lower promotional investments were partially offset by lower shipment volume and higher costs (including investments in strategic initiatives). Adjusted OCI margins decreased 0.1 percentage point to 49.5%.

Full Year

•	Net revenues declined 1.5%, as lower shipment volume was partially offset by higher pricing and lower promotional investments. Revenues net of excise taxes were essentially unchanged.

•
Reported OCI was essentially unchanged, as lower shipment volume, higher costs (including investments in strategic initiatives and higher asset impairment, exit, implementation and acquisition-related costs), higher resolution expenses and higher tobacco and health litigation items were offset by higher pricing, higher NPM Adjustment Items and lower promotional investments.

•
Adjusted OCI declined 0.8%, primarily driven by lower shipment volume, higher costs (including investments in strategic initiatives) and higher resolution expenses, partially offset by higher pricing and lower promotional investments. Adjusted OCI margins decreased 0.4 percentage points to 50.6%.

Table 2 - Smokeable Products: Revenues and OCI ($ in millions)

	Fourth Quarter			Full Year
	2018	2017	Change	2018	2017	Change
Net revenues	$5,302	$5,281	0.4%	$22,297	$22,636	(1.5)%
Excise taxes	(1,291)	(1,346)		(5,585)	(5,927)
Revenues net of excise taxes	$4,011	$3,935	1.9%	$16,712	$16,709	—%

Reported OCI	$1,892	$1,890	0.1%	$8,408	$8,426	(0.2)%
NPM Adjustment Items	—	—		(145)	(5)
Asset impairment, exit, implementation and acquisition-related costs	86	6		83	28
Tobacco and health litigation items	9	56		103	72
Adjusted OCI	$1,987	$1,952	1.8%	$8,449	$8,521	(0.8)%
Adjusted OCI margins [1]	49.5%	49.6%	(0.1) pp	50.6%	51.0%	(0.4) pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume
Fourth Quarter

•
Smokeable products segment reported domestic cigarette shipment volume declined 4.4%, primarily driven by the industry’s rate of decline and retail share losses, partially offset by one extra shipping day and trade inventory movements.

•	When adjusted for trade inventory movements and one extra shipping day, smokeable products segment domestic cigarette shipment volume decreased by an estimated 5.5%.

•	Total domestic cigarette industry volumes declined by an estimated 5%.

•	Reported cigar shipment volume increased 2.9%.
Full Year

•
Smokeable products segment reported domestic cigarette shipment volume declined 5.8%, primarily driven by the industry’s rate of decline, retail share losses and trade inventory movements, partially offset by one extra shipping day.

•	When adjusted for trade inventory movements and one extra shipping day, smokeable products segment domestic cigarette shipment volume decreased by an estimated 5.5%.

•	Total domestic cigarette industry volumes declined by an estimated 4.5%.

•	Reported cigar shipment volume increased 3.8%.

Table 3 - Smokeable Products: Shipment Volume (sticks in millions)

	Fourth Quarter			Full Year
	2018	2017	Change	2018	2017	Change
Cigarettes:
Marlboro	21,977	22,667	(3.0)%	94,770	99,974	(5.2)%
Other premium	1,266	1,400	(9.6)%	5,552	5,967	(7.0)%
Discount	2,062	2,415	(14.6)%	9,469	10,665	(11.2)%
Total cigarettes	25,305	26,482	(4.4)%	109,791	116,606	(5.8)%

Cigars:
Black & Mild	393	381	3.1%	1,590	1,527	4.1%
Other	2	3	(33.3)%	11	15	(26.7)%
Total cigars	395	384	2.9%	1,601	1,542	3.8%

Total smokeable products	25,700	26,866	(4.3)%	111,392	118,148	(5.7)%
Note: Cigarettes volume includes units sold as well as promotional units, but excludes units sold for distribution to Puerto Rico, and units sold in U.S. Territories, to overseas military and by Philip Morris Duty Free Inc., none of which, individually or in the aggregate, is material to the smokeable products segment.

Brand Activity and Retail Share
IRI refreshed its cigarette database in the first quarter of 2018, which affected previously released retail share results.
Brand Activity

•	PM USA expanded its innovative reseal pack technology to Marlboro Black Label, a non-menthol offering, in three states in the fourth quarter.

•	PM USA launched Marlboro Rewards nationally in January 2019.

Retail Share

•	PM USA successfully stabilized Marlboro in 2018 at a full-year share of 43.1 share points, unchanged compared to Marlboro’s share in the fourth quarter of 2017.

•	Nat's fourth-quarter 2018 share was 0.3 share points in states selling the product.

Table 4 - Smokeable Products: Cigarettes Retail Share (percent)

	Fourth Quarter			Full Year
	2018	2017	Percentage point change	2018	2017	Percentage point change
Cigarettes:
Marlboro	43.0%	43.1%	(0.1)	43.1%	43.4%	(0.3)
Other premium	2.6	2.6	—	2.6	2.7	(0.1)
Discount	4.2	4.7	(0.5)	4.4	4.6	(0.2)
Total cigarettes	49.8%	50.4%	(0.6)	50.1%	50.7%	(0.6)
Note: Retail share results for cigarettes are based on data from IRI/MSAi, a tracking service that uses a sample of stores and certain wholesale shipments to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes. For other trade classes selling cigarettes, retail share is based on shipments from wholesalers to retailers (STARS). This service is not designed to capture sales through other channels, including the internet, direct mail and some illicitly tax-advantaged outlets. It is IRI’s standard practice to periodically refresh its services, which could restate retail share results that were previously released in this service.

SMOKELESS PRODUCTS

Revenues and OCI
Fourth Quarter

•	Net revenues decreased 0.5%, primarily driven by lower shipment volume, partially offset by higher pricing. Revenues net of excise taxes decreased 0.2%.

•
Reported OCI decreased 5.2%, primarily driven by higher costs (including asset impairment, exit and implementation costs and investments in strategic initiatives) and lower shipment volume, partially offset by higher pricing.

•
Adjusted OCI decreased 2.4%, primarily driven by lower shipment volume and higher costs (including investments in strategic initiatives), partially offset by higher pricing. Adjusted OCI margins decreased 1.6 percentage points to 66.5%.

Full Year

•	Net revenues increased 5%, primarily driven by higher pricing and lower promotional investments, partially offset by lower shipment volume. Revenues net of excise taxes increased 5.3%.

•
Reported OCI increased 9.6%, primarily driven by higher pricing, lower asset impairment, exit and implementation costs and lower promotional investments, partially offset by lower shipment volume and higher costs (including investments in strategic investments).

•
Adjusted OCI increased 7.5%, primarily driven by higher pricing and lower promotional investments, partially offset by lower shipment volume and higher costs (including investments in strategic initiatives). Adjusted OCI margins increased 1.4 percentage points to 68.7%.

Table 5 - Smokeless Products: Revenues and OCI ($ in millions)

	Fourth Quarter			Full Year
	2018	2017	Change	2018	2017	Change
Net revenues	$572	$575	(0.5)%	$2,262	$2,155	5.0%
Excise taxes	(31)	(33)		(131)	(132)
Revenues net of excise taxes	$541	$542	(0.2)%	$2,131	$2,023	5.3%

Reported OCI	$346	$365	(5.2)%	$1,431	$1,306	9.6%
Asset impairment, exit and implementation costs	14	4		23	56
Tobacco and health litigation items	—	—		10	—
Adjusted OCI	$360	$369	(2.4)%	$1,464	$1,362	7.5%
Adjusted OCI margins [1]	66.5%	68.1%	(1.6) pp	68.7%	67.3%	1.4 pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume
Fourth Quarter

•
Smokeless products segment reported domestic shipment volume declined 1.9%, primarily driven by the industry’s rate of decline. When adjusted for trade inventory movements and calendar differences, smokeless products segment shipment volume declined an estimated 2%.

Full Year

•
Smokeless products segment reported domestic shipment volume declined 1.0%, primarily driven by the industry’s rate of decline. When adjusted for trade inventory movements and calendar differences, smokeless products segment shipment volume declined an estimated 1%.

•	Total smokeless industry volume declined by an estimated 1.5% over the past six months.

Table 6 - Smokeless Products: Shipment Volume (cans and packs in millions)

	Fourth Quarter			Full Year
	2018	2017	Change	2018	2017	Change
Copenhagen	133.5	135.5	(1.5)%	531.7	531.6	—%
Skoal	56.6	58.9	(3.9)%	231.1	241.9	(4.5)%
Copenhagen and Skoal	190.1	194.4	(2.2)%	762.8	773.5	(1.4)%
Other	17.7	17.5	1.1%	69.8	67.8	2.9%
Total smokeless products	207.8	211.9	(1.9)%	832.6	841.3	(1.0)%
Note: Volume includes cans and packs sold, as well as promotional units, but excludes international volume, which is not material to the smokeless products segment. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing moist smokeless tobacco (MST) products on a can-for-can basis. To calculate volumes of cans and packs shipped, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST.

Brand Activity and Retail Share
IRI refreshed its smokeless products database in the first quarter of 2018, which affected previously released retail share results.
Brand Activity

•	USSTC announces plans to expand Skoal Long Cut Cool Spearmint nationally.

Retail Share

•	Copenhagen full-year retail share grew 0.3 share points to 34.4% and Skoal retail share declined 0.1 share point to 16.2% compared to their share in the fourth quarter of 2017.

Table 7 - Smokeless Products: Retail Share (percent)

	Fourth Quarter			Full Year
	2018	2017	Percentage point change	2018	2017	Percentage point change
Copenhagen	34.7%	34.1%	0.6	34.4%	34.0%	0.4
Skoal	15.7	16.3	(0.6)	16.2	16.7	(0.5)
Copenhagen and Skoal	50.4	50.4	—	50.6	50.7	(0.1)
Other	3.4	3.4	—	3.4	3.3	0.1
Total smokeless products	53.8%	53.8%	—	54.0%	54.0%	—
Note: Retail share results for smokeless products are based on data from IRI InfoScan, a tracking service that uses a sample of stores to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes on the number of cans and packs sold. Smokeless products is defined by IRI as moist smokeless and spit-free tobacco products. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing MST products on a can-for-can basis. For example, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST. Because this service represents retail share performance only in key trade channels, it should not be considered a precise measurement of actual retail share. It is IRI’s standard practice to periodically refresh its InfoScan services, which could restate retail share results that were previously released in this service.

WINE

Revenues, OCI and Shipment Volume
Fourth Quarter

•	Net revenues declined 11%, primarily driven by lower shipment volume, partially offset by favorable premium mix.

•	Reported OCI decreased $87 million, primarily driven by the impairment of the Columbia Crest trademark, higher costs and lower shipment volume.

•	Adjusted OCI decreased $33 million, primarily driven by higher costs and lower shipment volume.

•	Reported wine shipment volume declined 15.1% to approximately 2.4 million cases.
Full Year

•	Net revenues declined 1.0%, primarily driven by lower shipment volume, partially offset by favorable premium mix.

•	Reported OCI decreased $96 million, primarily driven by the impairment of the Columbia Crest trademark, higher costs and lower shipment volume, partially offset by favorable premium mix.

•	Adjusted OCI decreased $42 million, primarily driven by higher costs and lower shipment volume, partially offset by favorable premium mix.

•	Reported wine shipment volume declined 3.3% to approximately 8.2 million cases.

Table 8 - Wine: Revenues and Operating Companies (Loss) Income ($ in millions)

	Fourth Quarter			Full Year
	2018	2017	Change	2018	2017	Change
Net revenues	$202	$227	(11.0)%	$691	$698	(1.0)%
Excise taxes	(6)	(8)		(21)	(23)
Revenues net of excise taxes	$196	$219	(10.5)%	$670	$675	(0.7)%

Reported Operating Companies (Loss) Income	$(23)	$64	(100.0)%+	$50	$146	(65.8)%
Asset impairment costs	54	—		54	—
Adjusted OCI	$31	$64	(51.6)%	$104	$146	(28.8)%
Adjusted OCI margins [1]	15.8%	29.2%	(13.4) pp	15.5%	21.6%	(6.1) pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Altria's Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds an equity investment in Anheuser-Busch InBev SA/NV (AB InBev) and JUUL Labs, Inc. (JUUL).
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen® and Skoal®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.
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Basis of Presentation
Altria reports its financial results in accordance with GAAP. Altria’s management reviews OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, the segments. Altria’s management also reviews OCI, OCI margins and diluted EPS on an adjusted basis, which excludes certain income and expense items, including those items noted under “2019 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management also reviews income tax rates on an adjusted basis. Altria’s adjusted effective tax rate may exclude certain tax items from its reported effective tax rate. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided in this release.
Altria uses the equity method of accounting for its investment in AB InBev and reports its share of AB InBev’s results using a one-quarter lag because AB InBev’s results are not available in time to record them in the concurrent period. The one-quarter reporting lag does not affect Altria’s cash flows. Altria initially accounts for its investment in JUUL as an investment in an equity security. If and when antitrust clearance is obtained, Altria expects to account for its investment in JUUL under the equity method of accounting.
Altria’s reportable segments are smokeable products, including combustible cigarettes and cigars manufactured and sold by PM USA, Middleton and Nat Sherman; smokeless products, including moist smokeless tobacco and snus products manufactured and sold by USSTC; and wine, produced and/or distributed by Ste. Michelle. Results for innovative tobacco products (including Nu Mark LLC’s e-vapor products; VERVE; and IQOS) and PMCC are included in “All Other.”
Comparisons are to the corresponding prior-year period unless otherwise stated.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the period ended September 30, 2018. These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.
Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.
Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the FDA. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.
In addition, the factors related to Altria’s investment in AB InBev include the following: the risk that Altria’s equity securities in AB InBev are subject to restrictions on transfer until October 10, 2021; the risk that Altria’s reported earnings from and carrying value of its equity investment in AB InBev and the dividends paid by AB InBev on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates and other factors, including the risks encountered by AB InBev in its business; the risk that the tax treatment of Altria’s transaction consideration from the AB InBev/SABMiller business combination and the accounting treatment of its equity investment are not guaranteed; and the risk that the tax treatment of Altria’s investment in AB InBev may not be as favorable as Altria anticipates.
The factors related to Altria’s investment in JUUL include the following: the possibility that regulatory approvals required for the conversion of the shares into voting shares may not be obtained in a timely manner, if at all; and that such approvals may be subject to unanticipated conditions; the possibility that the expected benefits of the transaction may not materialize in the expected manner or timeframe, if at all; the potential inaccuracy of the financial projections (including, without limitation, projections relating to JUUL’s domestic growth and international expansion); prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; the risk that Altria is not able to secure permanent financing for the transaction on favorable terms, if at all, and the risk of a downgrade in Altria’s credit ratings; risks that the transaction disrupts JUUL’s current plans and operations; the fact that Altria’s reported earnings and financial position and any future dividends paid by JUUL on shares owned by Altria may be adversely affected by tax and other factors, including the risks encountered (including, without limitation, regulatory and litigation risks) and decisions made by JUUL in its business; risks related to the investment disrupting Altria, JUUL or their respective management; and risks relating to the effect of announcement of the transaction on JUUL’s ability to retain and hire key personnel or on its relationships with customers, suppliers and other third parties.
The factors related to Altria’s investment in Cronos Group include the following: the possibility that the parties may not be able to consummate the transaction as expected; the possibility that one or more of the conditions to the consummation of the transaction may not be satisfied; the possibility that regulatory or shareholder approvals required for the transaction may not be obtained in a timely manner, if at all; the parties’ ability to meet expectations regarding the timing, completion, and other matters relating to the transaction; any event that could give rise to the termination of the agreement between Altria and Cronos Group; the possibility that the expected benefits of the transaction may not materialize in the expected manner or timeframe, if at all; the potential inaccuracy of the financial projections; prevailing economic, market, or business conditions negatively affecting the parties; risks relating to the financing of the transaction, including the risk that Altria is not able to secure permanent financing for the transaction on favorable terms, if at all, and the risk of a downgrade in Altria’s credit ratings; risks that the transaction disrupts Cronos Group’s current plans and operations; the fact that Altria’s reported earnings and financial position and any dividends paid by Cronos Group on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates, tax and other factors, including the risks encountered by Cronos Group in its business; risks related to the disruption of the transaction to Altria, Cronos Group and their respective management; and risks relating to the effect of announcement of the transaction on Cronos Group’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties.
Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

Altria Client Services         Altria Client Services
Investor Relations         Media Relations
804-484-8222             804-484-8897

Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Quarters Ended December 31,
(dollars in millions, except per share data)
(Unaudited)

	2018	2017	% Change

Net revenues	$6,114	$6,101	0.2%
Cost of sales [1]	1,864	1,812
Excise taxes on products [1]	1,328	1,387
Gross profit	2,922	2,902	0.7%
Marketing, administration and research costs	626	595
Asset impairment and exit costs	381	8
Operating companies income	1,915	2,299	(16.7)%
Amortization of intangibles	8	6
General corporate expenses	163	56
Operating income	1,744	2,237	(22.0)%
Interest and other debt expense, net	162	180
Net periodic benefit cost, excluding service cost	3	74
Earnings from equity investment in AB InBev	(131)	(200)
Earnings before income taxes	1,710	2,183	(21.7)%
Provision (benefit) for income taxes	459	(2,785)
Net earnings	1,251	4,968	(74.8)%
Net earnings attributable to noncontrolling interests	(1)	(2)
Net earnings attributable to Altria	$1,250	$4,966	(74.8)%

Per share data:
Basic earnings per share attributable to Altria	$0.67	$2.60	(74.2)%
Diluted earnings per share attributable to Altria	$0.66	$2.60	(74.6)%

Weighted-average diluted shares outstanding	1,877	1,905	(1.5)%

[1]  Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items and excise taxes on products sold is shown in Schedule 5.

    Note:  As a result of the January 1, 2018 adoption of Accounting Standards Update (“ASU”) No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU No. 2017-07”), certain immaterial prior-year amounts have been reclassified to conform with the current period’s presentation.

					Schedule 2
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Quarters Ended December 31,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$5,302	$572	$202	$38	$6,114
2017	5,281	575	227	18	6,101
% Change	0.4%	(0.5)%	(11.0)%	100%+	0.2%

Reconciliation:
For the quarter ended December 31, 2017	$5,281	$575	$227	$18	$6,101
Operations	21	(3)	(25)	20	13
For the quarter ended December 31, 2018	$5,302	$572	$202	$38	$6,114

	Operating Companies Income (Loss)
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$1,892	$346	$(23)	$(300)	$1,915
2017	1,890	365	64	(20)	2,299
% Change	0.1%	(5.2)%	(100.0)%+	(100.0)%+	(16.7)%

Reconciliation:
For the quarter ended December 31, 2017	$1,890	$365	$64	$(20)	$2,299

Asset impairment, exit, implementation and acquisition-related costs - 2017	6	4	—	—	10
Tobacco and health litigation items - 2017	56	—	—	—	56
	62	4	—	—	66

Asset impairment, exit and implementation costs - 2018	(86)	(14)	(54)	(290)	(444)
Tobacco and health litigation items - 2018	(9)	—	—	—	(9)
	(95)	(14)	(54)	(290)	(453)
Operations	35	(9)	(33)	10	3
For the quarter ended December 31, 2018	$1,892	$346	$(23)	$(300)	$1,915

Note:  As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year operating companies income (loss) amounts have been reclassified to conform with the current period’s presentation.

			Schedule 3
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Years Ended December 31,
(dollars in millions, except per share data)
(Unaudited)

	2018	2017	% Change

Net revenues	$25,364	$25,576	(0.8)%
Cost of sales [1]	7,373	7,531
Excise taxes on products [1]	5,737	6,082
Gross profit	12,254	11,963	2.4%
Marketing, administration and research costs	2,403	2,104
Asset impairment and exit costs	383	32
Operating companies income	9,468	9,827	(3.7)%
Amortization of intangibles	38	21
General corporate expenses	315	213
Operating income	9,115	9,593	(5.0)%
Interest and other debt expense, net	665	705
Net periodic benefit (income) cost, excluding service cost	(34)	37
Earnings from equity investment in AB InBev	(890)	(532)
Loss (gain) on AB InBev/SABMiller business combination	33	(445)
Earnings before income taxes	9,341	9,828	(5.0)%
Provision (benefit) for income taxes	2,374	(399)
Net earnings	6,967	10,227	(31.9)%
Net earnings attributable to noncontrolling interests	(4)	(5)
Net earnings attributable to Altria	$6,963	$10,222	(31.9)%

Per share data:
Basic earnings per share attributable to Altria	$3.69	$5.31	(30.5)%
Diluted earnings per share attributable to Altria	$3.68	$5.31	(30.7)%

Weighted-average basic shares outstanding	1,887	1,921	(1.8)%
Weighted-average diluted shares outstanding	1,888	1,921	(1.7)%

[1]  Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items and excise taxes on products sold is shown in Schedule 5.

Note: As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year amounts have been reclassified to conform with the current period’s presentation.

					Schedule 4
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Years Ended December 31,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$22,297	$2,262	$691	$114	$25,364
2017	22,636	2,155	698	87	25,576
% Change	(1.5)%	5.0%	(1.0)%	31.0%	(0.8)%

Reconciliation:
For the year ended December 31, 2017	$22,636	$2,155	$698	$87	$25,576
Operations	(339)	107	(7)	27	(212)
For the year ended December 31, 2018	$22,297	$2,262	$691	$114	$25,364

	Operating Companies Income (Loss)
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$8,408	$1,431	$50	$(421)	$9,468
2017	8,426	1,306	146	(51)	9,827
% Change	(0.2)%	9.6%	(65.8)%	(100.0)%+	(3.7)%

Reconciliation:
For the year ended December 31, 2017	$8,426	$1,306	$146	$(51)	$9,827

NPM Adjustment Items - 2017	(5)	—	—	—	(5)
Asset impairment, exit, implementation and acquisition-related costs - 2017	28	56	—	—	84
Tobacco and health litigation items - 2017	72	—	—	—	72
	95	56	—	—	151

NPM Adjustment Items - 2018	145	—	—	—	145
Asset impairment, exit and implementation costs - 2018	(83)	(23)	(54)	(290)	(450)
Tobacco and health litigation items - 2018	(103)	(10)	—	—	(113)
	(41)	(33)	(54)	(290)	(418)
Operations	(72)	102	(42)	(80)	(92)
For the year ended December 31, 2018	$8,408	$1,431	$50	$(421)	$9,468

Note: As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year operating companies income (loss) amounts have been reclassified to conform with the current period’s presentation.

			Schedule 5
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data
(dollars in millions)
(Unaudited)

	For the Quarters Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
The segment detail of excise taxes on products sold is as follows:

Smokeable products	$1,291	$1,346	$5,585	$5,927
Smokeless products	31	33	131	132
Wine	6	8	21	23
	$1,328	$1,387	$5,737	$6,082

The segment detail of charges for resolution expenses related to state settlement agreements included in cost of sales is as follows:

Smokeable products	$991	$1,035	$4,190	$4,451
Smokeless products	2	2	9	8
	$993	$1,037	$4,199	$4,459

The segment detail of FDA user fees included in cost of sales is as follows:

Smokeable products	$74	$72	$286	$278
Smokeless products	1	1	4	4
	$75	$73	$290	$282

		Schedule 6
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share - Attributable to Altria Group, Inc.
For the Quarters Ended December 31,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2018 Net Earnings	$1,250	$0.66
2017 Net Earnings	$4,966	$2.60
% Change	(74.8)%	(74.6)%

Reconciliation:
2017 Net Earnings	$4,966	$2.60

2017 AB InBev special items	34	0.02
2017 Asset impairment, exit, implementation and acquisition-related costs	8	—
2017 Tobacco and health litigation items	38	0.02
2017 Settlement charge for lump sum pension payments	49	0.03
2017 Tax items	(3,353)	(1.76)
Subtotal 2017 special items	(3,224)	(1.69)

2018 AB InBev special items	(54)	(0.03)
2018 Asset impairment, exit, implementation and acquisition-related costs	(427)	(0.23)
2018 Tobacco and health litigation items	(9)	—
2018 Tax items	(45)	(0.03)
Subtotal 2018 special items	(535)	(0.29)

Fewer shares outstanding	—	0.01
Change in tax rate	84	0.05
Operations	(41)	(0.02)
2018 Net Earnings	$1,250	$0.66

				Schedule 7
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Quarters Ended December 31,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2018 Reported	$1,710	$459	$1,251	$1,250	$0.66
AB InBev special items	69	15	54	54	0.03
Asset impairment, exit, implementation and acquisition-related costs	532	105	427	427	0.23
Tobacco and health litigation items	12	3	9	9	—
Tax items	—	(45)	45	45	0.03
2018 Adjusted for Special Items	$2,323	$537	$1,786	$1,785	$0.95

2017 Reported	$2,183	$(2,785)	$4,968	$4,966	$2.60
Tobacco and health litigation items	62	24	38	38	0.02
AB InBev special items	51	17	34	34	0.02
Asset impairment, exit, implementation and acquisition-related costs	12	4	8	8	—
Settlement charge for lump sum pension payments	81	32	49	49	0.03
Tax items	—	3,353	(3,353)	(3,353)	(1.76)
2017 Adjusted for Special Items	$2,389	$645	$1,744	$1,742	$0.91

2018 Reported Net Earnings				$1,250	$0.66
2017 Reported Net Earnings				$4,966	$2.60
% Change				(74.8)%	(74.6)%

2018 Net Earnings Adjusted for Special Items				$1,785	$0.95
2017 Net Earnings Adjusted for Special Items				$1,742	$0.91
% Change				2.5%	4.4%

		Schedule 8
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share - Attributable to Altria Group, Inc.
For the Years Ended December 31,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2018 Net Earnings	$6,963	$3.68
2017 Net Earnings	$10,222	$5.31
% Change	(31.9)%	(30.7)%

Reconciliation:
2017 Net Earnings	$10,222	$5.31

2017 NPM Adjustment Items	2	—
2017 Tobacco and health litigation items	50	0.03
2017 AB InBev special items	105	0.05
2017 Asset impairment, exit, implementation and acquisition-related costs	55	0.03
2017 Settlement charge for lump sum pension payments	49	0.03
2017 Gain on AB InBev/SABMiller business combination	(289)	(0.15)
2017 Tax items	(3,674)	(1.91)
Subtotal 2017 special items	(3,702)	(1.92)

2018 NPM Adjustment Items	109	0.06
2018 Tobacco and health litigation items	(98)	(0.05)
2018 AB InBev special items	68	0.03
2018 Asset impairment, exit, implementation and acquisition-related costs	(432)	(0.23)
2018 Loss on AB InBev/SABMiller business combination	(26)	(0.01)
2018 Tax items	(197)	(0.11)
Subtotal 2018 special items	(576)	(0.31)

Fewer shares outstanding	—	0.07
Change in tax rate	1,007	0.53
Operations	12	—
2018 Net Earnings	$6,963	$3.68

				Schedule 9
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Years Ended December 31,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2018 Reported	$9,341	$2,374	$6,967	$6,963	$3.68
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	131	33	98	98	0.05
AB InBev special items	(85)	(17)	(68)	(68)	(0.03)
Asset impairment, exit, implementation and acquisition-related costs	538	106	432	432	0.23
Loss on AB InBev/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(197)	197	197	0.11
2018 Adjusted for Special Items	$9,813	$2,270	$7,543	$7,539	$3.99

2017 Reported	$9,828	$(399)	$10,227	$10,222	$5.31
NPM Adjustment Items	4	2	2	2	—
Tobacco and health litigation items	80	30	50	50	0.03
AB InBev special items	160	55	105	105	0.05
Asset impairment, exit, implementation and acquisition-related costs	89	34	55	55	0.03
Settlement charge for lump sum pension payments	81	32	49	49	0.03
Gain on AB InBev/SABMiller business combination	(445)	(156)	(289)	(289)	(0.15)
Tax items	—	3,674	(3,674)	(3,674)	(1.91)
2017 Adjusted for Special Items	$9,797	$3,272	$6,525	$6,520	$3.39

2018 Reported Net Earnings				$6,963	$3.68
2017 Reported Net Earnings				$10,222	$5.31
% Change				(31.9)%	(30.7)%

2018 Net Earnings Adjusted for Special Items				$7,539	$3.99
2017 Net Earnings Adjusted for Special Items				$6,520	$3.39
% Change				15.6%	17.7%

		Schedule 10
ALTRIA GROUP, INC.
and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)
(Unaudited)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$1,333	$1,253
Inventories	2,331	2,225
Other current assets	635	866
Property, plant and equipment, net	1,938	1,914
Goodwill and other intangible assets, net	17,475	17,707
Investment in AB InBev	17,696	17,952
Investment in JUUL	12,800	—
Other long-term assets	1,430	1,285
Total assets	$55,638	$43,202

Liabilities and Stockholders’ Equity
Short-term borrowings	$12,704	$—
Current portion of long-term debt	1,144	864
Accrued settlement charges	3,454	2,442
Other current liabilities	3,891	3,486
Long-term debt	11,898	13,030
Deferred income taxes	5,172	5,247
Accrued postretirement health care costs	1,749	1,987
Accrued pension costs	544	445
Other long-term liabilities	254	283
Total liabilities	40,810	27,784
Redeemable noncontrolling interest	39	38
Total stockholders’ equity	14,789	15,380
Total liabilities and stockholders’ equity	$55,638	$43,202

Total debt	$25,746	$13,894

Schedule 11
ALTRIA GROUP, INC.
and Subsidiaries
Ratio of Debt to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
For the Twelve Months Ended December 31, 2018
(dollars in millions)
(Unaudited)

Twelve Months Ended December 31, 2018
Consolidated Net Earnings	$6,967
Equity earnings and noncontrolling interests, net	(895)
Loss on AB InBev/SABMiller business combination	33
Dividends from less than 50% owned affiliates	657
Provision for income taxes	2,374
Depreciation and amortization	227
Asset impairment and exit costs	383
Interest and other debt expense, net	665
Consolidated EBITDA [1]	$10,411

Short-term borrowings	$12,704
Current portion of long-term debt	1,144
Long-term debt	11,898
Debt [2]	$25,746

Debt / Consolidated EBITDA	2.5

[1] Reflects the term “Consolidated EBITDA” as defined in Altria’s senior unsecured revolving credit agreement and term loan agreement.
[2] Reflects total debt as presented on Altria’s Condensed Consolidated Balance Sheet at December 31, 2018. See Schedule 10.

							Schedule 12
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data for Special Items
For the Quarters Ended December 31,
(dollars in millions)
(Unaudited)

	Cost of Sales	Marketing, administration and research costs	Asset impairment and exit costs	General corporate expenses	Interest and other debt expense, net	Net periodic benefit cost, excluding service cost	Earnings from equity investment in AB InBev
2018 Special Items - (Income) Expense
AB InBev special items	$—	$—	$—	$—	$—	$—	$69
Asset impairment, exit, implementation and acquisition-related costs	63	—	381	82	3	3	—
Tobacco and health litigation items	—	9	—	—	3	—	—

2017 Special Items - (Income) Expense
Tobacco and health litigation items	$—	$56	$—	$—	$6	$—	$—
AB InBev special items	—	—	—	—	—	—	51
Asset impairment, exit, implementation and acquisition-related costs	(2)	4	8	1	—	1	—
Settlement charge for lump sum pension payments	—	—	—	—	—	81	—

Note: This schedule is intended to provide supplemental financial data for certain income and expense items that management believes are not part of underlying operations and their presentation in Altria’s consolidated statements of earnings. This schedule is not intended to provide, or reconcile, non-GAAP financial measures.

								Schedule 13
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data for Special Items
For the Years Ended December 31,
(dollars in millions)
(Unaudited)

	Cost of Sales	Marketing, administration and research costs	Asset impairment and exit costs	General corporate expenses	Interest and other debt expense, net	Net periodic benefit (income) cost, excluding service cost	Earnings from equity investment in AB InBev	Loss (gain) on AB Inbev/SABMiller business combination
2018 Special Items - (Income) Expense
NPM Adjustment Items	$(145)	$—	$—	$—	$—	$—	$—	$—
Tobacco and health litigation items	—	113	—	—	18	—	—	—
AB InBev special items	—	—	—	—	—	—	(85)	—
Asset impairment, exit, implementation, and acquisition-related costs	67	—	383	82	3	3	—	—
Loss on AB InBev/SABMiller business combination	—	—	—	—	—	—	—	33

2017 Special Items - (Income) Expense
NPM Adjustment Items	$(5)	$—	$—	$—	$9	$—	$—	$—
Tobacco and health litigation items	—	72	—	—	8	—	—	—
AB InBev special items	—	—	—	—	—	—	160	—
Asset impairment, exit, implementation and acquisition-related costs	46	6	32	4	—	1	—	—
Settlement charge for lump sum pension payments	—	—	—	—	—	81	—	—
Gain on AB InBev/SABMiller business combination	—	—	—	—	—	—	—	(445)

Note: This schedule is intended to provide supplemental financial data for certain income and expense items that management believes are not part of underlying operations and their presentation in Altria’s consolidated statements of earnings. This schedule is not intended to provide, or reconcile, non-GAAP financial measures.